Exhibit 10.2

                      SUPERHIGHWAY PARTNERS
                 A CALIFORNIA LIMITED PARTNERSHIP

                AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                SUPERHIGHWAY PARTNERS L.P.______
                 A CALIFORNIA LIMITED PARTNERSHIP

                        TABLE OF CONTENTS
I     DEFINITIONS..................................................2

II    FORMATION, NAME AND PURPOSES.................................5

1.    Formation of the Partnership................................ 5
2.    Name of the Partnership......................................5
3.    Required Documentation of the Partnership....................5
4.    Office and Principal Place of Business of the Partnership....5
5.    Purpose of the Partnership...................................6
6.    Title of Partnership Properties of the Partnership.......... 6
7.    Address of the Limited Partners of the Partnership...........6
8.    Address of the General Partner of the Partnership............6
9.    Relationship Among the Partners..............................6
10.   Partnership Opportunities....................................7
11.   Outside Activities Permitted.................................7

III   TERM OF THE PARTNERSHIP......................................8

IV    PARTNERS' CAPITAL CONTRIBUTIONS..............................8

1.    Initial Contribution to Capital of Partnership...............8
2.    Additional Cash Contributions................................8
3.    Noncash Contributions by the General Partner.................9
4.    Business Opportunity Infomercial.............................9
5.    Infomercial Tags.............................................9
6.    Seminar Infomercials.........................................9
7.    Internet Mall Address........................................9
8.    Telemarketing and Media Buying...............................9
9.    Merchant Account............................................10
10.   Quality of Infomercials and Tags............................10
11.   Noncash Contributions by the Limited Partners ..............10
12.   iMALL Loan Out of Richard Rosenblatt........................10
13.   Mall Provider...............................................10
14.   Seminar Revenues, Costs and Budget..........................10
15.   Additional Agreements.......................................11
16.   Capital Account.............................................11
17.   Return of Capital...........................................11

V     INCOME AND LOSS.............................................11

1.    Income......................................................11
2.    Losses......................................................12

VI    DISTRIBUTIONS...............................................13

1.    Net Cash Available for Distributions........................13
2.    Character of Distributions..................................13
3.    To Whom Distributions Made..................................13
4.    Minimum Distributions.......................................13

VII   REIMBURSEMENT OF EXPENSES AND COMPENSATION TO PARTNERS......14

1.    Reimbursement of Expenses...................................14
2.    Limitations on Expenses Reimbursed to Limited Partner.......14
3.    Compensation of the Partners................................14
4.    Compensation of General Partner............................ 14
5.    Positive Response Telemarketing, Inc....................... 14
6.    Positive Response Media, Inc................................15
7.    Compensation of Limited Partners........................... 15
8.    Payment of Partner Compensation............................ 15

VIII  POWERS AND DUTIES OF AND RESTRICTIONS UPON THE GENERAL
      PARTNERS....................................................15

1.    Authority...................................................15
2.    Liability...................................................15
3.    Indemnification.............................................15
4.    Insurance ..................................................16

IX    RIGHTS, DUTIES AND POWERS OF THE LIMITED PARTNERS.......... 16

1.    Liability of the Limited Partners...........................16
2.    Restrictions on the Limited Partners........................16
3.    Rights of the Limited Partners..............................17

X.    TRANSFER OF THE GENERAL PARTNERSHIP INTEREST................17

1.    Additional General Partners.................................17
2.    Assignment of the General Partner's Interest................17

XI    TRANSFERS OF LIMITED PARTNERSHIP INTEREST.................. 17

1.    Transfer of Limited Partner's Interests.....................17
2.    Distributions and Allocations with Respect to
        Transferred Interests.....................................18
3.    Transfers to Related Parties................................18

XII   TERMINATION OF THE GENERAL PARTNER..........................19

1.    Termination of the General Partner..........................19
2.    Interest of a Terminated or Removed General Partner.........19

XIII  RESIGNATION, WITHDRAWAL OR REMOVAL OF A GENERAL
     PARTNER OR LIMITED PARTNER..................................19

1.    Resignation or Withdrawal or Removal of a General Partner...19
2.    Resignation, Withdrawal or Removal of a Limited Partner.....20

XIV   RECORDS, BOOKS, REPORTS AND BANKING.........................20

1.    Method of Accounting........................................20
2.    Partnership Calendar Year...................................20
3.    Annual Statements...........................................20
4.    Bank Accounts...............................................20
5.    Income Tax Information......................................21
6.    Required Records............................................21
7.    Delivery of Records to a Limited Partner....................21
8.    Rights of Limited Partner to Audit Records..................22
9.    Limitation on Audit Rights..................................22

XV    LOANS AND ADVANCES..........................................22

1.    Loans by the Partners.......................................22

VVI.  DISSOLUTION - TERMINATION AND DISTRIBUTION.................23

1.    Dissolution................................................23
2.    Expiration of Term.........................................23
3.    Lack of Business...........................................23
4.    Sale of Substantially all of Partnership Property..........23
5.    By Written Consent.........................................23
6.    By Operation of Law........................................23
7.    Acts of General Partner....................................23
8.    General Partner Ceases to be General Partner...............24
9.    Winding Up.................................................24
10.   Deficit Makeup by the General Partner......................25
11.   Election to Carry On Business by the Remaining
          General Partner........................................25
12.   Election to Carry On Business by the Limited Partner.......25

XVII  TAX MATTERS PARTNER........................................25

XVIII TAX ELECTIONS..............................................26

1.    754 Elections..............................................26
2.    Other Elections............................................26

IXX   EXECUTION IN COUNTERPARTS..................................26

XX    REGULATORY PROVISIONS......................................26

XXI   POWER OF ATTORNEY......................................... 35

1.    Appointment of the General Partner.........................35
2.    Special Power..............................................35
3.    Conflict...................................................36

XXII  MISCELLANEOUS..............................................36

1.    Governing Law..............................................36
2.    Binding on Successors......................................36
3.    Validity...................................................36
4.    Captions...................................................36
5.    Entire Agreement...........................................36
6.    Gender.....................................................36
7.    Further Documents..........................................36
8.    Choice of Law\Disputes.....................................37
9.    Partner Right to Bring Action..............................37
10.   Representation by Counsel..................................37
11.   Signature Page.............................................38
12.   Exhibits...................................................39

                        END TABLE CONTENTS

                                                            ORIGINAL

                AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                   SUPERHIGHWAY  PARTNERS L.P.
                 A CALIFORNIA LIMITED PARTNERSHIP

      THIS AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is effective as of September 3, 1996 by and among iMALL, INC., a Nevada corporation, with its offices located at 4400 Coldwater Canyon Boulevard, Suite 200, Studio City, California 91604 ("iMALL") and referred to herein as a ("Limited Partner") and POSITIVE RESPONSE SEMINARS, INC., a California corporation (the "General Partner").

                             RECITALS

     A. The General Partner is a wholly owned subsidiary of Positive Response Television, Inc. ("PRTV"). PRTV is in the business of developing, producing and airing infomercials on its own account and for third parties. PRTV shall produce infomercials intended to market and sell business opportunity products and drive seminar attendance at which the business opportunity products and Internet workshops are sold. Business opportunity products, seminars and Internet workshops are defined below and more particularly described in Exhibit A attached hereto, made part hereof by this reference.

     B. iMALL is in the business of organizing, arranging, conducting, providing and administering public seminars and locating and training qualified hosts for such seminars. iMALL has developed and seeks to market and distribute certain business opportunity products and conduct seminars offering, providing and administering Internet workshops.

     C. The parties intend to form a joint venture to develop, market, promote and provide the infomercials, products, seminars and Internet workshops to the public relating to the use of the Internet and such other programs as may be decided by the parties.

     D. iMALL shall develop the products, conduct the seminars and Internet workshops and act as the Internet mall provider in connection therewith directing the seminar participants to the iMALL and PRTV shall, to the extent commercially practicable and contractually permissible, tag the infomercial and its existing and future infomercials with the mall address of iMALL as the Internet mall provider.

NOW, THEREFORE, the parties agree as follows:

     I.    DEFINITIONS
           -------------

     When used in this Agreement, the following terms shall have the meanings set forth below:

     1. "Act" means the provisions of the California Revised Limited Partnership Act, as amended, or any corresponding provision or provisions of succeeding law.

     2. "Agreement" means this Agreement of Limited Partnership, as originally executed and as amended from time to time, as the context requires.

     3.     "Capital Account." (See Paragraph XX,3)

     4.     "Capital Contribution." (See Paragraph XX,4)

     5. "Certificate" means the Certificate of Limited Partnership for this Partnership, as originally executed and filed, and as amended from time to time as the context may require.

     6. "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

     7. "General Partner" means Positive Response Seminars, Inc. or any successor.

     8. "General Partnership Interest" means the ownership interest of the General Partner in the Partnership.

     9. "Income" and "Profit" mean any item of Partnership economic income.

     10. "Interest" and "Limited Partnership Interest" mean a Limited Partner's ownership interest in the Partnership.

     11. "Limited Partner" means iMALL, Inc., and any permitted successors.

     12.     "Losses" means the Partnership's net economic loss.

     13. "Net Cash Available for Distribution" means the excess of all cash receipts over the sum of cash expenditures payable in connection with the generation thereof and provision, as the General Partner in its sole discretion may determine, for any reserves for expenditures, contingencies, and liabilities.

     14. "Paragraph" means the designated paragraph number of this Agreement.

     15. "Partners" means collectively the parties executing this Agreement.

     16. "Partnership" means the limited partnership formed by executing this Agreement and by filing a Certificate of Limited Partnership with the State of California.

     17. "Partner Percentage" means for any year, 50.1% for the General Partner and 49.9% for the Limited Partner. These Percentages will apply for purposes of any voting which is required under the Partnership Agreement or under the Act. For purposes of Paragraphs V. 1 and V.2, the Partner Percentage shall be determined based upon the following percentages for each product line, unless the aggregate Income allocated to the General Partner for any year is less than 50.1% of the total Partnership Income. If the General Partner's aggregate allocated Income based upon applying the percentages below is less than 50.1%, the Partner Percentage for purposes of Paragraph V.1 will be 50.1% for the General Partner and 49.9% for the Limited Partner.

For all sales of the Basic Product:
          General Partner     75%
          Limited Partner     25%

For all sales of the Deluxe Product:
          General Partner     50%
          Limited Partner     50%

For all sales of the Internet workshop when sold through the Seminar:
          General Partner     25%
          Limited Partner     75%
     For all sales of the Internet workshop when a preview was not attended and the client became aware of the workshop through the Infomercial:
          General Partner     50%
          Limited Partner     50%

     18. "Property" and "Properties" mean all property, real or personal, the Partnership may acquire.

     l9.     "Regulations" means Income Tax Regulations, including Temporary
Regulations and Proposed Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

     20.     "Regulatory Definitions." (See Paragraph 21 of this Agreement).

     21. "Representative" means that person designated by each corporate Limited Partner to be its representative to the Partnership.

     22. "Section" means the designated section of the specified statute or regulation, or the comparable provision of any successor statute or regulation.

     23. "Tax Allocation Regulations" means the regulations issued by the Treasury Department under Code Section 704(b), as amended from time to time.
24. "Tax Item" means each item of income, gain, loss, deduction or credit of the Partnership.

     25. "Transfer" means to lend, pledge, encumber, assign, sell, exchange, give, lease, license, abandon or dispose in any other manner of any rights in property, tangible or intangible.

     26. "Basic Product" means a business opportunity product offered at a price under one hundred dollars ($100.00).

     27. "Deluxe Product" means a business opportunity product offered at a price above one hundred dollars ($100.00).

     28. "iMALL Workshop" means a full day of training on marketing on the Internet which is sold for $3,000.

     29. "Internet Seminar" means an introductory seminar held to sell clients on Internet Products.

II     FORMATION. NAME AND PURPOSES
       ----------------------------

     1. FORMATION OF THE PARTNERSHIP. execution hereof and by filing-the Certificate, the Partners hereby form a limited partnership pursuant to the Act, and the rights and liabilities of the Partners shall be as provided in the Act, except as herein expressly provided.

     2. NAME OF THE PARTNERSHIP. The name of the Partnership shall be "Superhighway Partners, L.P." Such name may be changed by the General Partner after providing notice of such change to the Limited Partners.

     3. REQUIRED DOCUMENTATION OF THE PARTNERSHIP. The General Partner shall execute, acknowledge and cause to be filed, published or recorded, as appropriate, the following documents:

     * A Certificate in accordance with the Act;

     * Certificates of Amendment to the Certificate whenever required by the Act or this Agreement;

     * A certified copy of the Certificate and any Certificate of Amendment in every county in which the Partnership owns real property;

     * A Fictitious Business Name Statement as required by law to be filed in Los Angeles County, California; and

     *  Any and all other documents as may be required by the Act or by law.

     4. OFFICE AND PRINCIPAL PLACE OF BUSINESS OF THE PARTNERSHIP. The office and principal place of business of the Partnership shall be:

               14724 Ventura Boulevard, Suite 600
                  Sherman Oaks, California 91403

Such location may be changed by the General Partner to such other place or places, but only after providing notice to the Limited Partners.

     5. PURPOSE OF THE PARTNERSHIP. The Partnership's purpose is to create, produce and market products and seminars promoting, among other things, business opportunities in connection with use of the Internet, and to promote advertising for such products, seminars and Internet use through the infomercial to the extent commercially practicable and contractually permissible and tags to PRTV infomercials.

     6. TITLE OF PARTNERSHIP PROPERTIES OF THE PARTNERSHIP. All property owned by the Partnership, whether real or personal, tangible, intangible or mixed, shall be owned by the Partnership as an entity, and no Partner shall have any ownership interest in any such property.The Partnership shall not acquire any ownership interest in any infomercial produced by PRTV pursuant to this Agreement.

     7. ADDRESSES OF THE LIMITED PARTNER OF THE PARTNERSHIP. The current address of the Limited Partner of the Partnership are as follows:

                          iMALL, Inc.,
      Attention: Richard Rosenblatt, Senior Vice President
           4400 Coldwater Canyon Boulevard, Suite 200,
                  Studio City, California 91604

     8. ADDRESS OF THE GENERAL PARTNER OF THE PARTNERSHIP. The current addresses of the General Partner of the Partnership is as follows:

                Positive Response Seminars, Inc.
                   Attention: Valerie Castle,
  Vice President of Business Affairs and Distribution Marketing
               14724 Ventura Boulevard, Suite 600
                  Sherman Oaks, California 91403

     9. RELATIONSHIP AMONG THE PARTNERS. Notwithstanding any other provision contained herein, the relationship among the Partners created by this Agreement shall be limited to the performance of this Agreement, and shall not affect any business or activity of any Partner or of any Affiliate of any Partner. Except as specifically provided herein, nothing in this Agreement shall be construed to authorize or require any Partner or Affiliate to act as general agent for any other Partner, or to require any Partner or Affiliate to offer to other Partners or to the Partnership, any business opportunity that a Partner or Affiliate wish to pursue with Persons other than Partners, or to prohibit any Partner or Affiliate from entering into business activity in competition with the Partnership or any other Partner.

     10. PARTNERSHIP OPPORTUNITIES. The Partners acknowledge that, from time to time, potential business opportunities for new investments or other seminars may be presented to the Partnership for consideration in connection with the Partnership's business. For purposes of this Agreement, any seminar opportunities unrelated to the Partnership's initial Internet seminars which come to the attention of the General Partner, PRTV or iMALL shall be considered partnership opportunities; PRTV's obligation to present any seminar opportunity shall be subject to any obligation to a product endorser or other good faith negotiations. The determination as to whether or not the Partnership shall avail itself of any such opportunity or investment shall be made by the General Partner. If the Partners so elect, the opportunity or investment shall be incorporated into the business of the Partnership in such manner as the General Partner determines to be in the Partnership's best interests, provided that such method reflects the Partners' respective interest in the profits and losses of the Partnership at that time, or as otherwise agreed by the Partners. If the General Partner determines that it is not in the best interest of the Partnership to avail itself of any such business opportunity or investment, the General Partner shall so notify the Limited Partner, whereupon the Limited Partner shall have the right to elect to participate in such opportunity or investment. If the Limited Partner elects not to approve such opportunity or investment, the General Partner shall have the right to pursue such opportunity or investment for its sole account.

     11. OUTSIDE ACTIVITIES PERMITTED. Any Partner or any shareholder of a Partner may invest or be engaged in one or more businesses other than the business of the Partnership, including any business or investment which may be in competition with the Partnership's business, except that no Partner shall participate in the management or ownership of any Internet seminar marketing business independent of the other subject to any existing or future obligation on the part of the General Partner to any product endorser or other good faith negotiation. The General Partner shall have no duty to offer any infomercial opportunity to the Partnership. Neither the Partnership nor any other Partner shall have any right to any income or profit derived by a Partner from any business activity permitted under this Paragraph. The Partners acknowledge and agree that the General Partner and its parent corporation, PRTV, may produce infomercials which may be tagged for Internet purposes for the benefit of the Partnership but that such activities shall not provide the Partnership with any interest in the infomercial and that such infomercial activities are expressly permitted and shall not be deemed business opportunities of the Partnership.

     III     TERM OF THE PARTNERSHIP
             ----------------------

     1. The limited partnership shall commence upon execution and shall continue until December 31, 2023 unless earlier terminated in accordance with the provisions of Paragraph XVI, this Paragraph III 1., or as otherwise provided by law.

     IV     PARTNERS' CAPITAL CONTRIBUTIONS
            -------------------------------

     1. INITIAL CONTRIBUTION TO CAPITAL OF PARTNERSHIP. The initial contribution by each Partner to the capital of the Partnership shall be as follows:

     General Partner       $6,000 cash
     iMALL                 $4,000 cash

     2. ADDITIONAL CASH CONTRIBUTIONS. In addition to its initial capital contributions as set forth in Paragraph IV, 1, the General Partner shall provide additional funding to the Partnership up to such amount as the General Partner deems in its sole discretion to be necessary to provide operational cash for the Partnership to produce infomercials offering to the general public business opportunity products and to conduct three (3) Internet seminars as reflected in the budget attached hereto as Exhibit B. It is the intention of the Partners to conduct not less than three (3) initial Internet seminars. The decision to fund the operations of the Partnership and to fund one or more Internet seminars shall be made in the sole discretion of the General Partner. Such future contributions by the General Partner shall be in the form of capital contributions or loans, at the election of the General Partner, and shall be delivered to the Partnership when and as needed.

     3. NONCASH CONTRIBUTIONS BY THE GENERAL PARTNER. By Agreement with PRTV, the General Partner has obtained and will contribute the following to the Partnership:

     4. BUSINESS OPPORTUNITY INFOMERCIAL. Subject to the approval rights of PRTV's endorser agreements, the right to modify the Internet business opportunity infomercial to promote and advertise Internet Seminars;.

     5. INFOMERCIAL TAGS. Subject to the rights of and negotiations with the owners of past, present and future infomercials if owned by persons or entities other than PRTV, the right to tag all such infomercials, past, present and future, with the Internet Mall Address and seminar information, as appropriate;

     6. SEMINAR INFOMERCIALS. When and as opportunities for seminars and infomercials on topics and programs other than the Internet arise, PRTV, in its sole discretion and subject to the approval of the Limited Partner, shall develop, produce and finance such infomercials. The cost of such infomercials shall be paid initially by the General Partner and thereafter reimbursed by the Partnership.

     7. INTERNET MALL ADDRESS. The General Partner's rights to its Internet Mall Address for use by the Partnership during its term;
8. Telemarketing and Media Buying. To the Partnership, at the General Partner's cost as charged by Positive Response Telemarketing, Inc. and Positive Response Media, Inc. (or such other appointed by General Partner) which costs shall be no greater than the competitive rates charged by such entities to third parties;

     9. MERCHANT ACCOUNT. PRTV's merchant account and bank references to process all seminar revenues within forty-five (45) days of the end of each month, PRTV will remit to the Partnership its share of all merchant account activity; and

     10. QUALITY OF INFOMERCIALS AND TAGS. The Limited Partner may participate in the formulation of any seminar infomercial or tag by way of suggestion; however, all final decisions respecting the creation, production and airing of the infomercial or tag are made solely by the General Partner. Any revision, modification or changes to an infomercial or tag shall be made by the General Partner. The General Partner makes no representation whether or not any particular infomercial or tag will be successful.

     11. NONCASH CONTRIBUTIONS BY THE LIMITED PARTNER. The Limited Partner has obtained and will contribute the following, without limitation, to the
Partnership: iMall will contribute its current and future Internet marketing, promotion, and seminar materials for use by the partnership. This includes the iMALL Business Opportunity Kit and Workshop manuals. In addition, the Partnership will be able to use the iMALL Web Site for its clients.

     12. iMALL LOAN OUT OF RICHARD ROSENBLATT. By agreement with iMALL, Richard is employed exclusively by iMALL and iMALL shall contribute the services of Richard to, without limitation, appear in the infomercials in PRTV's sole discretion, conduct seminars, train seminar hosts, develop computer presentations for seminar speakers, and manage the day-to-day affairs of the Partnership.

     13. MALL PROVIDER. iMALL shall be solely responsible for the day-to-day operations of the Mall Provider with the General Partner participating and deciding the material structure related thereto.
14. Seminar Revenues, Costs and Budget. Attached hereto as Exhibit C is a Projected Seminar Budget for three (3) seminars. The Partnership is being formed by the General Partner in reliance upon the Projected Seminar Budget.

     15. ADDITIONAL AGREEMENTS. Subject to the General Partner's final written approval, iMALL shall make and obtain all necessary agreements and arrangements with third parties in connection with the Internet Seminars and iMALL workshops on behalf of the Partnership for the sole benefit of the Partnership.

     16. CAPITAL ACCOUNT. The Partnership shall maintain a single Capital Account for each Partner, computed in accordance with the definition of "Capital Account" in Paragraph XX, 3.

     17. RETURN OF CAPITAL. No Partner shall have any right to the return or withdrawal of its capital contribution until the termination or dissolution of the Partnership, unless such withdrawal is consented to by all other Partners or otherwise provided for herein. No Partner shall be personally liable for the return of all or any portion of the capital contribution to any other Partner, it being understood that any such return shall be solely from Partnership assets.

     V.      INCOME AND LOSS
             ---------------

     1. INCOME. Income which remains after giving effect to any Regulatory Allocations required under Paragraph XX, 15 shall be allocated to the Partners in accordance with their Partner Percentages. This calculation shall be made based upon the following procedure:

             (a) The net Income or Loss for any year shall first be allocated among the various categories of net income for which there are different Partner Percentages. This allocation shall be made based upon the ratio which gross sales in the category for a year compares with the aggregate retail sales for that year. This amount will be multiplied by the Partner Percentage for each category. The resulting amount will be added to the amount for the other categories to arrive at the Income to be allocated to each Partner. If there is Income, the aggregate percentage allocated to the General Partner will then be compared to the minimum of 50.1% which must be allocated to the General Partner, and if such amount is less than 50.1%, the allocation to the Partners will be changed so that 50.1% is allocated to the General Partner, and 49.9% is allocated to the Limited Partner. The excess of the amount determined by multiplying 50.1% by the new Income shall hereinafter be referred to as the "Excess Income Allocation."

     (b) an Excess Income Allocation has been provided in one year, subsequent years losses provided under paragraph V.2 will first offset this Excess Income Allocation. In addition, in subsequent years if there remains any unoffsetted Excess Income Allocations, and the allocation of income for that year results in the General Partner receiving a share of income which is greater than 50.1%, the Limited Partner, prior to any other allocation will be allocated income equal to the lesser of ( l ) the extent that the General Partner's share of income exceeds 50.1% and (2) the unoffsetted Excess Income Allocation.

Attached as Exhibit D is an example of the applications of the procedure.

     2. LOSSES. Losses which remain after giving any Regulatory Allocations required under Paragraphs XX, 15 shall be allocated as follows:

* First, to the General Partner to the extent that the total Losses allocated under this Paragraph are equal to the cumulative Excess Income allocated to the General Partner reduced by any income which has already been applied as an Offset against such amount.

* Second, to the Partners in accordance with their Partner Percentages, in accordance with the same procedures provided in Paragraph V. 1.

* Third, the Losses allocated pursuant to the immediately preceding bullet point sentence shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner who is not a General Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some, but not all, of the Partners would have had Adjusted Capital Account Deficits as a consequence of the allocation of Losses pursuant to the immediately preceding bullet point sentence, the limitations set forth in this Paragraph shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Losses to each Partner who is not a General Partner under Regulations Section 1.704-l(b)(2)(ii)(d). All Losses in excess of the limitations set forth in this Paragraph shall be allocated to the General Partner.

     VI     DISTRIBUTIONS
           ----------------

     1. NET CASH AVAILABLE FOR DISTRIBUTIONS. Net Cash Available for Distributions will be distributed to each Partner based upon that Partner's positive Capital Account compared with the aggregate positive Capital Accounts of all Partners immediately prior to any such distribution. In the event that Partnership debt renders the Capital Accounts of both Partners negative, the debt shall be added to each Partner's Capital Account in proportion to each Partner's Partner Percentage to determine a ratio for allocating distributions among the Partners.

     2. CHARACTER OF DISTRIBUTIONS. No Partner shall be entitled to receive as a distribution from the Partnership, any Partnership Asset other than cash.

     3. TO WHOM DISTRIBUTIONS MADE. Unless named in this Agreement, or unless admitted to the Partnership as provided herein, no person shall be considered a Partner in the Partnership. Each Partner, and any other persons having business with the Partnership, need only deal with the Partner so named or so admitted, and shall not be required to deal with any other person by reason of an assignment or transfer of the legal ownership of the Partnership Interest of a transferring Partner. Any payment by the Partnership to the person shown on the Partnership records as a Partner, or to a Partner's legal representative, or to the transferee of the right to receive Partnership distributions, shall relieve the Partnership completely of all liabilities to any other person who may be interested in such payment by reason of a transfer by a Partner.

     4. MINIMUM DISTRIBUTIONS. Each year at a minimum, to the extent that there is Net Cash Available For Distribution, the Partnership shall distribute to the Partners by April 15 of the following year an amount equal to the highest marginal individual tax rate multiplied by the Partnership's income for that year.

     VII     REIMBURSEMENT OF EXPENSES AND COMPENSATION TO PARTNERS
              -----------------------------------------------------

     1. REIMBURSEMENT OF EXPENSES. Partnership shall reimburse the General Partner and Limited Partner from available Partnership funds for reasonable and necessary actual expenses incurred by any of them in furtherance of the Partnership's business.

     2. LIMITATIONS ON EXPENSES REIMBURSED TO LIMITED PARTNER. Prior to incurring any expenses for a seminar, iMALL shall submit a detailed budget for written approval by the General Partner. To the extent incurred, all expenses incurred pursuant to an approved budget shall be paid by the Partnership or reimbursed to iMALL, as the case may be, upon submission of receipts, invoices or other appropriate documentation. Seminar expenses in excess of those expressly approved in a budget may be reimbursed if reasonable and necessary. iMALL shall not incur any capital expenditures for the Partnership except with the prior written approval of the General Partner.

     3. COMPENSATION OF THE PARTNERS. The Partners of the Partnership and the employees, shareholder and affiliates of any Partner shall only be entitled to such compensation for Partnership activities as expressly set forth in this Agreement.

     4. COMPENSATION OF GENERAL PARTNER. Except for reimbursement of its direct expenses which shall all be reimbursed to the General Partner at its cost, the General Partner shall receive no compensation for its services or services of its affiliates except as provided in this Agreement.

     5. POSITIVE RESPONSE TELEMARKETING, INC. The Partnership may, from time to time, engage the services of Positive Response Telemarketing, Inc. ("PR Telemarketing"), an affiliate of the General Partner, to provide inbound and outbound telemarketing services for seminars. Any such engagement of PR Telemarketing by the Partnership shall be on arm's length terms not greater than such rates and terms as would be charged to unrelated third parties.

     6. POSITIVE RESPONSE MEDIA, INC. The Partnership may, from time to time, engage the services of Positive Response Media, Inc. ("PR Media"), an affiliate of the General Partner, to provide media buying services for infomercials or other advertising for seminars. Any such engagement of PR Media by the Partnership shall be on arm's length terms not greater than such rates and terms as would be charged to unrelated third parties.

     7. COMPENSATION OF LIMITED PARTNER. The Limited Partner shall receive no compensation for the services of their employees to the Partnership except as provided in this Agreement.

     8. PAYMENT OF PARTNER COMPENSATION. Affiliates of the General Partner shall be paid by the Partnership at such times as are customary for the service being provided.

     VIII     POWERS AND DUTIES OF AND RESTRICTIONS UPON THE GENERAL PARTNERS
              --------------------------------------------------------------

     1. AUTHORITY. Except as otherwise herein provided, the General Partner shall have the sole and exclusive right to manage the business of the Partnership, and shall have all of the rights and powers which may be possessed by general partners under the Act.

     2. LIABILITY. The General Partner shall in no event be liable to other Partners for any act or omission performed or omitted to be performed by the General Partner in good faith and in pursuance of the authority granted to the General Partner by this Agreement, but shall only be liable to the other Partners for fraud, willful misconduct or gross negligence.

     3. INDEMNIFICATION. The General Partner shall be indemnified by the Partnership for any act performed by it within the scope of its authority conferred by this Agreement.

     4. INSURANCE. The General Partner shall procure and maintain for the Partnership a general liability insurance policy with $1,000,000/$2,000,000 limits naming the Partnership as primary insured and the General Partner and the Limited Partner as additional named insureds.

     IX      RIGHTS, DUTIES AND POWERS OF THE LIMITED PARTNER
            ---------------------------------------------------

     1. LIABILITY OF THE LIMITED PARTNER. The liability of the Limited Partner for the losses, debts and obligations of the Partnership shall be limited to their capital contribution; provided, however, that under the Act and applicable law, a Limited Partner may, under certain circumstances, be required to return to the Partnership certain amounts previously distributed to such Partner as a return of capital.

     2. RESTRICTIONS ON THE LIMITED PARTNER. The Limited Partner and its Representative will be restricted in the actions which it can perform on behalf of the Partnership. A Limited Partner and its Representative shall not
(i) be permitted to participate in the control of the business of the Partnership, (ii) have the authority or power in the capacity of a Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, (iii) perform any act which would be binding on the Partnership or any other Partner, or (iv) incur any expenditures on behalf of or with respect to the Partnership, except as expressly authorized pursuant to this Agreement.
3. Rights of the Limited Partner. Except as specifically provided in this Paragraph IX,3, the Limited Partner shall have no right to participate in any matter relating to the management or operation of the Partnership. The following actions may be taken by the General Partner only with the written consent of the Limited Partner:

* Perform any act in contravention of this Agreement;

* Perform any act which would make it impossible to carry on the ordinary business of the Partnership;

* Confess a judgment against the Partnership;

* Admit a Partner except as otherwise provided in this Agreement;

* Compromise the obligation of a Partner to make a contribution or return money or property distributed in violation of this Agreement or the Act; or

* Dissolve and wind up the Partnership pursuant to the terms and conditions of this Agreement.

     4. LIMITED PARTNER'S INDEMNIFICATION. The Limited Partner, its receiver, or its trustee shall indemnify, hold harmless, and pay all damages, judgments, claims and expenses of and against the General Partner or the Partnership relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Limited Partner in connection with its development of products and conducting the seminars and Internet Workshops as the Mall Provider. The indemnified amount will include attorneys' fees incurred by such General Partner and the Partnership in connection with the defense of any action based on any such act omission.

     X      TRANSFER OF THE GENERAL PARTNERSHIP INTEREST
            ----------------------------------------------

     1. ADDITIONAL GENERAL PARTNERS. Except as provided in Paragraph XVI, 12, no Person shall be admitted to the Partnership as a General Partner without the written consent of all of the Limited Partner.

     2. ASSIGNMENT OF THE GENERAL PARTNER'S INTEREST. The Interest of the General Partner in the Partnership may only be assigned with the written consent of the Limited Partner.

     XI     TRANSFERS OF LIMITED PARTNERSHIP INTEREST
            --------------------------------------------

     1. TRANSFER OF LIMITED PARTNER'S INTERESTS. The Limited Partner shall not assign, sell, or otherwise dispose of an Interest in the Partnership without the written approval of the General Partner. Any act in violation of this Paragraph XI, 1 shall be void.

     2. DISTRIBUTIONS AND ALLOCATION WITH RESPECT TO TRANSFERRED INTERESTS. If the Limited Partnership Interest is transferred during any accounting period in compliance with the provisions of Paragraph XI, 1, profits, losses, each item thereof, and all other items attributable to such Interest for such period, shall be divided and allocated between the transferor and transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the General Partner. All distributions on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such transfer (provided it is a proper transfer under Paragraph XI, 1) not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Partnership does not receive a notice stating the date on which the Interest was transferred and such other information as the General Partner may reasonably require within thirty (30) days after the end of the accounting period during which the transfer occurs, then all the items shall be allocated, and all distributions shall be made, to the person who, according to the books and records of the Partnership on the last day of the accounting period during which the transfer occurs, was the owner of the Interest. The General Partner shall not incur any liability for making allocations and distributions in accordance with this Paragraph XI, 2, whether or not it has knowledge of any transfer or ownership of any Interest.

     3.      TRANSFERS TO RELATED PARTIES. Paragraph XI, 1 shall not apply to:
The transfer of a Limited Partnership Interest by a Partner who is a partnership to a partner of such Partner in complete dissolution of such Partner;

The transfer of a Limited Partnership Interest by a Partner to another Partner upon the merger of such Partner into the other Partner;

The transfer of a Limited Partnership Interest by gift, bequest, devise or inheritance outright or in trust.

     XII     TERMINATION OF THE GENERAL PARTNER
           --------------------------------------

     1. TERMINATION OF THE GENERAL PARTNER. In addition to the resignation or withdrawal of the General Partner pursuant to Paragraph XIII, I, a General Partner shall also cease to be a General Partner upon i) the dissolution of a General Partner which is a corporation or partnership, ii) an entry by a court of competent jurisdiction of an order adjudicating the partner incompetent to manage the General Partner's person or estate, iii) the filing by or against the General Partner of a proceeding under the Federal Bankruptcy Act (and in the case of an involuntary proceeding, the failure to obtain dismissal thereof within sixty (60) days of the filing thereof, and in the case of a proceeding under Chapter 11 of the Bankruptcy Act, unless the General Partner continues to operate its business under the bankruptcy laws as a "debtor in possession"), and iv) as further set forth in the Act.

     2. INTEREST OF A TERMINATED OR REMOVED GENERAL PARTNER. If a remaining, surviving or newly elected General Partner or Partners continues the business of the Partnership, the interest of a resigning or withdrawing General Partner, or of a General Partner ceasing to act pursuant to Paragraph XII (the "ex-General Partner"), shall be converted into the interest of a Limited Partner, and such ax-General Partner shall:

* Retain the same interest in his capital, profits and distributions as existed immediately prior thereto, but that interest shall be converted to that of a Limited Partner;

* Not be personally liable for Partnership debts incurred after the date the ax-General Partner ceases to act as General Partner; and

* Be entitled to vote as a Limited Partner on all matters that a Limited Partner may vote on.

     XIII     RESIGNATION, WITHDRAWAL OR REMOVAL OF A GENERAL PARTNER OR
              ---------------------------------------------------------
              LIMITED PARTNER
              ----------------

     1. RESIGNATION OR WITHDRAWAL OR REMOVAL OF A GENERAL PARTNER. The General Partner shall not resign or withdraw from the Partnership or assign any portion of its Interest in violation of Paragraph X, 2 (whether voluntarily, involuntarily or by operation of law), without (i)obtaining the written consent of the Limited Partner, (ii) providing one or more successor general partners (to whom the resigning General Partner shall assign the General Partner's interest) satisfactory to the to the Limited Partner, and
(iii) delivering to the Partnership an opinion of counsel satisfactory to the Partnership that such action will net adversely affect the Partnership for purposes of taxation or applicable federal and state securities laws and regulations, and will not result in a default under any material agreement by which the Partnership is bound.

     2. RESIGNATION, WITHDRAWAL OR REMOVAL OF A LIMITED PARTNER. The Limited Partner shall not resign or withdraw from the Partnership as a Limited Partner without the Consent of the General Partner.

     XIV      RECORDS, BOOKS, REPORTS AND BANKING
             ---------------------------------------

     1. METHOD OF ACCOUNTING. The Partnership shall keep its accounting records, and shall report for income tax purposes on the accrual basis.

     2. PARTNERSHIP CALENDAR YEAR. The year of the Partnership for accounting, income tax, and all other purposes, shall be the calendar year; provided however, that the fiscal year of the Partnership may from time to time be changed by the General Partner.

     3. ANNUAL STATEMENTS. The General Partner shall cause annual financial statements of the operations of the Partnership to be prepared and provided to all Partners within one hundred twenty (120) days of the end of the calendar year. These shall include a balance sheet, a statement of operations, and such supporting statements and information as the General Partner deems relevant.

     4. BANK ACCOUNTS. The Partnership funds shall be deposited in the name of the Partnership in one or more banks or savings and loan associations, and all withdrawals therefrom shall be make upon the General Partner's signature.

     5. INCOME TAX INFORMATION. The General Partner shall provide to each Partner information on the Partnership's taxable income or loss, and on each class of income, gain, loss or deduction that is relevant to reporting Partnership income. The information shall also show each Partner's distributive share of each class of income, gain, loss or deduction. This information shall be furnished to the Partners as soon as possible after the close of the Partnership's taxable year.

     6. REQUIRED RECORDS. The General Partner shall maintain or cause to be maintained at the office of the Partnership all of the following:
A current list of the full name and last known business or residence address of each Partner, set forth in alphabetical order, together with the value of the capital contribution and the share in profits and losses of each Partner;

* A copy of the Certificate and all Certificates of Amendment thereto, together with executed copies of any powers of attorney pursuant to which any Certificate or Certificate of Amendment has been executed;

* Copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

* Copies of the original of this Agreement and all amendments thereto;

* Financial Statements of the Partnership for the six (6) most recent fiscal years; and

*  The Partnership's books and records for at least the current and past three
(3) fiscal years. The Partnership's books and records shall include financial statements for all quarters, showing the cumulative income statement for that year and the balance sheet as of the end of each quarter.

     7. DELIVERY OF RECORDS TO A LIMITED PARTNER. Upon the request of a Limited Partner, the General Partner shall promptly deliver to that Limited Partner or to his designated representative, at the expense of the Partnership, a copy of the information the Partnership is required to maintain pursuant to Paragraph XIV.

     8. RIGHTS OF LIMITED PARTNER TO AUDIT RECORDS. Notwithstanding any other rights generated by law, the Limited Partner shall have the right to audit the books and records of the Partnership only once for each fiscal year and such right must be exercised, if at all, within the twelve (12) calendar months following the calendar month within which the Partnership Financial Statements are issued for a fiscal year. Such examination shall be conducted
(i) after the Limited Partner provides the General Partner with at least thirty (30) days prior written notice of its election to examine the Partnership's books and records; (ii) during the Partnership's normal business hours at the place where the General Partner maintains the Partnership's books and records and (iii) at the Limited Partner's sole cost and expense. If it is reasonably determined that General Partner has underpaid the Limited Partner by an amount exceeding seven and one-half percent (7.5%) of the amounts the Limited Partners should have been distributed based upon the amounts distributed to the General Partner during the period in question, the General Partner shall pay the reasonable costs of such examination (which reasonable cost will not include travel, living and other personal expenses of the examiner). Any determination that the Partnership has underpaid the Limited Partner shall not be deemed a breach of this Agreement unless the Partnership fails to pay the agreed-upon shortfall within the prescribed time period.

     9. LIMITATION ON AUDIT RIGHTS. rights granted the Limited Partner pursuant to Paragraph XIV, 8 shall not include the right to audit the books and records of PRTV or any of its affiliates or to any documents or papers that are privileged between the General Partner and its attorneys.

     XV     LOANS AND ADVANCES
          ---------------------

     1. LOANS BY THE PARTNERS. Any Partner may, from time to time, but shall not be required to, make loans to the Partnership. Such loans shall bear interest and be repaid in a manner no less favorable than similar loans then being made by nationally chartered banks located in the State of California. Such loans shall not result in an increase in the interest of any lender Partner in the capital of the Partnership. Such loans shall be prior in right to the interest of the Partners upon dissolution or termination of the Partnership.

     XVI     DISSOLUTION - TERMINATION AND DISTRIBUTION
            ----------------------------------------------

     1. DISSOLUTION. The Partnership shall be dissolved upon the first to occur of any of the following events:

     2. EXPIRATION OF TERM. Expiration of the term of the Partnership as provided in Paragraph 3;

     3. LACK OF BUSINESS. Election by the General Partner, if the General Partner determines in good faith that the business of the Partnership cannot be continued profitably or that sufficient insurance coverage is not available to properly protect the Partnership and its Partners;

     4. SALE OF SUBSTANTIALLY ALL OF PARTNERSHIP PROPERTY. A Distribution by the Partnership of all or substantially all of the Partnership properties; provided, however, if a promissory note or deferred payment is received in exchange for the Partnership Properties, the Limited Partner shall have the right to elect not to dissolve the Partnership so long as deemed advisable to receive payments on the promissory note or deferred payment;

     5. BY WRITTEN CONSENT. Election by the General Partner and written consent of the Limited Partner to dissolve the Partnership;

     6.      BY OPERATION OF LAW. Termination required by operation of law;

     7. ACTS OF GENERAL PARTNER. The bankruptcy or dissolution (except by way of merger, consolidation or corporate reorganization) of the General Partner; or

     8. GENERAL PARTNER CEASES TO BE GENERAL PARTNER. The General Partner ceases to be the General Partner of the Partnership pursuant to this Agreement, unless the Limited Partner consents to carry on the business of the Partnership pursuant to Paragraph XVI, 1.

     9. WINDING UP. Upon dissolution of the Partnership, provided that the Partners do not elect to continue the business of the Partnership in accordance with this Agreement, the General Partner, or, if there be none, a liquidator whose appointment is approved by the Limited Partner, shall file a Certificate of Dissolution in accordance with the Act in the Office of the California Secretary of State, and shall wind up the affairs and liquidate the assets of the Partnership. The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partner (or authorized liquidator), who is hereby authorized to do any and all acts and things authorized by law for these purposes. The Partners shall continue to share in profits and losses of the Partnership in the same ratio as profits and losses of the Partnership were divided prior thereto. The proceeds from liquidation of the Partnership assets shall be distributed in the following order:

* First, to satisfy all Partnership debts and liabilities to persons other than Partners;

* Second, to satisfy all debts and liabilities to the Partners; and

* Third, after all such liabilities have either been discharged or adequately provided for, the remaining assets of the Partnership shall be distributed to the Partners in accordance with their positive Adjusted Capital Account balances (computed after making all allocations required pursuant to Paragraph
V).

The Limited Partner shall look solely to the assets of the Partnership for the return of the Limited Partner's contribution. If the Partnership Properties remaining after discharge of the debts and liabilities of the Partnership are insufficient to return the contribution of the Limited Partner, the Limited Partner shall have no recourse against the General Partner. Upon completion of the winding up of the Partnership affairs, the General Partner (or authorized liquidator) shall execute and file in the Office of the California Secretary of State, a Certificate of Cancellation of the Certificate.

     10. DEFICIT MAKEUP BY THE GENERAL PARTNER. Notwithstanding anything herein to the contrary, upon the ultimate liquidation of the Partnership, if the General Partner has an Adjusted Capital Account Deficit, such General Partner shall be required to make a Capital Contribution equal to such deficit. Such Capital contribution shall be made no later than the end of the taxable year of the Partnership in which the Partnership is liquidated or, if later, within ninety (90) days of such liquidation.

     11. ELECTION TO CARRY ON BUSINESS BY THE REMAINING GENERAL PARTNER. In the event a General Partner ceases to act as a General Partner at any time and there is a remaining or surviving General Partner(s), the remaining or surviving General Partner(s) shall carry on the business of the Partnership and the Partnership shall not be dissolved.

     12. ELECTION TO CARRY ON BUSINESS BY THE REMAINING LIMITED PARTNER. In the event a General Partner 1) withdraws as General Partner or 2) ceases to serve as a General Partner as a result of any of the events described in Paragraph XIII, 1, when there is no remaining or surviving General Partner, if the Limited Partner consents in writing both to continue the business of the Partnership and to admit a new General Partner, the new General Partner will be admitted to the Partnership as a General Partner and the partnership will not be dissolved.

     XVII     TAX MATTERS PARTNER
           ------------------------

     1. The Limited Partner hereby appoints and designates the General Partner as the Tax Matters Partner of the Partnership, as such term is defined under the Code. Any action taken by the General Partner in connection with audits of the Partnership under the Code will be binding upon all the Partners. No Partner may treat any Partnership item on the Partner's income tax return inconsistently with the treatment of the item on the Partnership return, and no Partner may act independently with respect to tax audits or tax litigation affecting the Partnership, unless previously authorized to do so in writing by the Limited Partner.

     XVIII    TAX ELECTIONS
           -------------------

     1. 754 ELECTIONS. In the event of a transfer of a Partner's Interest or. upon the death of a Partner, the General Partner may (but shall not be required to) file an election in accordance with Code Section 754 and applicable Treasury Regulations, to cause the basis of Partnership Properties to be adjusted for federal income tax purposes, as provided in Sections 734 and 743 of the Code. Each Partner shall, upon the request of the General Partner, execute all documents necessary or convenient to accomplish said election. Any expenses connected with the making of such election, including the legal and accounting costs in connection therewith, in the initial year or any subsequent year, may, at the General Partner's discretion, be charged to the transferee of any interest and may offset such charge against distributions to which such transferee is otherwise entitled.

     2. OTHER ELECTIONS. The General Partner may make such other elections as the General Partner deems appropriate.

     IXX     EXECUTION IN COUNTERPARTS
           -----------------------------

     1. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

     XX     REGULATORY PROVISIONS\DEFINITIONS
           ------------------------------------

     1. "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Limited Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

* Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement, or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

* Debit to such Capital Account the items described in Regulations Sections 1. 704-1 (b)(2)(ii)(d)(4), 1. 704-1 (b)(2)(ii)(d)(5), and 1. 704-1 (b)(2)(ii)
(d)(6).

     The foregoing definition of"Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

     2. "ADJUSTED CAPITAL CONTRIBUTION" means, as of any day, a Partner's Capital Contribution, adjusted as follows:

* Increased by the amount of any Partnership Liabilities which in connection with distributions pursuant to Paragraphs VI and XVI, are assumed by such Partner, or are secured by any Partnership Properties distributed to such Partner;

* Increased by any amounts actually paid by such Partners to any Partnership lender pursuant to the terms of any assumption agreements;

* Reduced by the amount of cash and the Gross Asset Value of any Partnership Properties distributed to such Partner pursuant to Paragraphs VI and XVI, plus the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any Properties contributed by such Partner to the Partnership. In the event that a Partner transfers all or a portion of his Partnership Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Capital Contribution of the transferor to the extent it relates to the transferred Partnership Interest.

     3. "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

             3.1 To each Partner's Capital Account there shall be credited such Partner's Capital Contribution, such Partner's distributive share of Profits, any items in the nature of income or gain which are allocated pursuant to Paragraph V and Paragraph XX, 15, and the amounts of any Partnership liabilities assumed by such Partner or which are secured by any Properties distributed to such Partner; and

             3.2 To each Partner's Capital Account, there shall be debited the amount of cash and the Gross Asset Value of any Properties distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, any item in the nature of expenses or losses allocated pursuant to Paragraph V and XX, 15, and the amounts of any liabilities of such Partner assumed by the Partnership, all of which are secured by any Properties contributed by such Partner to the Partnership.

             3.3 In the event all or a portion of an Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest. In determining the amount of any liability for purposes of Paragraph 3.1 and 3.2, there shall be taken into account Code Section 752(C), and any applicable provisions of the Code and Regulations.

             3.4 The foregoing provisions, and all provisions of this Agreement relating to the maintenance of Capital Accounts, are intended to comply with Regulations Section 1.704-(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereof (including, without limitations, debits and credits relating to liabilities which are secured by contributed or distributed Properties, or which are assumed by the Partnership or Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Paragraphs VI or XVI. The General Partner shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership Capital reflected on the Partnership's Balance Sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (ii) make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with the Regulations Section 1.704-l(b).

     4. "CAPITAL CONTRIBUTION" means, with respect to any Partner, the amount of money and the Initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Interests in the Partnership held by such Partner. The principal amount of a promissory note which is not readily tradable on an established securities market, and which is contributed to the Partnership by the maker of the note, should not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-l(b)(2)(iv)(d)(2).

     5. "DEPRECIATION" means for each fiscal or other period, an amount equal to the depreciation, amortization, or other cost recovery deductions allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be in an amount which bears the same ratio as such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deductions for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value or any reasonable method selected by the General Partner.

       6. "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

             6.1 The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

             6.2 The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner as of the following times:

             6.3 The acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;

             6.4 The distribution by the Partnership to a Partner of more than a de minimis amount of Properties as consideration for an Interest in the Partnership; and

             6.5 The liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to causes contained in Paragraphs XX 6.1 and 6.2 above, shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

             6.6 The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

             6.7 The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m) and Paragraph XX,12; provided, however, that the Gross Asset Values shall not be adjusted pursuant to this Paragraph XX, 6.7 to the extent that the General Partner determines that an adjustment pursuant to this Paragraph XX, 6.2 is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph XX, 6.7. If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of Paragraphs XX, 6.1, 6.2 or 6.4 such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such assets for purposes

     7.      "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(b)(1).

     8. "NONRECOURSE LIABILITY" has the meaning as set forth in Regulations Section 1.704-2(b)(3).

     9. "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     10. "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulation Sections 1.704-2(i)(1) and 1:704-2(i)(2).

     11. "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means the amount, with respect to each Partner Nonrecourse Debt equal to Partnership Minimum Gain, that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     12. "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

     13. REGULATORY ALLOCATIONS. The following special allocations shall be made in the following order:

     14. MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of Paragraph V and this Paragraph XX, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Paragraph XX is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f), and shall be interpreted consistently therewith.

     15. PARTNERSHIP MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of Paragraph V and this Paragraph XX, 15 if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years)in an amount equal to such Partner's share of the net decrease in Partner NonrecourseDebt Minimum Gain attributable to such Partner's Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amount required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Paragraph XX,15 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4), and shall be interpreted consistently therewith.

     16. QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Paragraph XX, 16 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all allocations provided for in this Paragraph XX, 16 had been tentatively made, as if this Paragraph XX, 16 were not in this Agreement.

     17. GROSS INCOME ALLOCATION. In the event the Limited Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (A) the amount that such Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (B) the amount such Limited Partner is deemed to be obligated pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), the Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph XX, 17 shall be made only if and to the extent that such Partner would have had a deficit Capital Account in excess of such sum after other allocations provided for in this Paragraph XX have made, as if Paragraph XX, 20 and this Paragraph XX, 17 were not in this Agreement.

     18. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year or other period shall not be specially allocated among the Partners.

     19. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to such Partner Nonrecourse Debt to which such Partner's Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

     20. CODE SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Partnership Assets pursuant to Code Sections 734(b)
or 743(b) is required, pursuant to Regulations Sections   1.704-l(b)(2)(iv)
(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     21. ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF PARTNERSHIP INTERESTS. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

     22. CURATIVE ALLOCATIONS. The allocations set forth in Paragraphs V and XX (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deductions pursuant to this Paragraph XX,
22. Therefore, notwithstanding any other provision of Paragraph V and this Paragraph XX, 22 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Paragraph V.In exercising its discretion under this Paragraph XX, 22, the General Partner shall take into account future Regulatory Allocations under Paragraphs XX, 14 and 15 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Paragraphs XX, 20 and 21.

     23. TAX ALLOCATIONS: CODE SECTION 704(c). In accordance with Code Section any property contributed to the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Paragraph XX, 8.

      In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Paragraph XX, 6.2, subsequent allocations of income, gain, loss, and deductions with respect to such assets, shall be taken in account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the regulations thereunder.

      Any elections or other decisions related to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Paragraph XX, 23 are solely for purposes of federal, state and local taxes and shall not affect or any way be taken into account in computing any partner's capital account or share of Profits, Losses, other items, or distributions, pursuant to any provision of this Agreement.

       XXI     POWER OF ATTORNEY
          ---------------------

       1. APPOINTMENT OF THE GENERAL PARTNER. The undersigned Limited Partner hereby constitute and appoint the General Partner, with full power of substitution, their true and lawful attorney for them, in their place and stead, for their use and benefit to sign, file and record all Certificates, instruments and/or documents, including counterparts thereof which the General Partner deems necessary and appropriate, to form, qualify, continue, dissolve or terminate Superhighway Partners L.P. as a Limited Partnership (or the equivalent thereof under local law) in all jurisdictions in which Superhighway Partners L.P. does business, including, but not limited to, the following:

* Any Fictitious Business Name statements that are required by law;

* Any amendments or modifications to this Agreement;

* Any Certificates or other instruments which may be required to be filed by Superhighway Partners L.P. under the laws of the State of California, or by any other government entity, or which the General Partner deems advisable to file; and

* Any documents which may be required to effect the continuation of Superhighway Partners L.P., the admission of an additional Limited Partner, or the dissolution or termination of Superhighway Partners L.P., provided such continuation, admission, dissolution or termination is according to the terms of this Agreement.

     2.      SPECIAL POWER. The foregoing grant of authority.

* Is a special grant of attorney, coupled with an interest, is irrevocable, and shall survive the dissolution of the Limited Partner;

* May be exercised by the General Partner for the Limited Partner by facsimile signature of the General Partner, or by listing the Limited Partner and executing any instrument with a single signature of the General Partner for all of them; and

* Will survive the transfer of a permitted assignment by the Limited Partner of the whole or any portion of a Limited Partner's interest in Superhighway Partners L.P.

     3. CONFLICT. In the event of any conflict between the provisions to this Agreement and any document executed or filed by the General Partner pursuant to the Power of Attorney granted in this Paragraph XXI, this Agreement will govern.

     XXII    MISCELLANEOUS
             -------------

     1. GOVERNING LAW. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the applicable provisions of the laws of the State of California.

     2. BINDING ON SUCCESSORS. This Agreement shall inure for the benefit of and be binding upon the parties hereto and their permitted assigns and successors in interest.

     3. VALIDITY. The invalidity of any portion of this Agreement shall not affect the validity of the remainder of this Agreement.

     4. CAPTIONS. Any section or paragraph title or caption contained in this Agreement is for convenience only and shall not be deemed a part of this Agreement.

     5. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the General Partner and the Limited Partner, and supersedes any prior written or oral agreements between them respecting the within subject matter.

     6. GENDER. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others wherever the context so indicates.

     7. FURTHER DOCUMENTS. Each Partner shall, after demand by the General Partner, promptly perform any further acts, and execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions or purposes of the Partnership or of this Agreement.

     8. CHOICE OF LAW/DISPUTES. This Agreement shall be governed by and interpreted in accordance with the Laws of the State of California. In the event of any dispute under or relating to the terms of this Agreement or any breach thereof, the same shall be settled by any court in the county of Los Angeles having competent jurisdiction, and judgment upon any award rendered may be entered in any court in the county of Los Angeles having jurisdiction thereof.

     9. PARTNER RIGHT TO BRING ACTION. Any Partner may bring an action to resolve any matters pertaining to the partnership without the necessity of including an action for accounting and dissolution.

     10. REPRESENTATION BY COUNSEL. Each of the parties hereto has been represented by counsel in connection with the execution of this Agreement. The original draft of this Agreement has been drafted by counsel for the General Partner who has represented the General Partner and not the Partnership. This Agreement shall not be construed in favor of or against a party by reason of its participation or lack of participation of that party or its counsel in drafting this Agreement, any provision or term of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

LIMITED PARTNER:
----------------

iMALL, INC., a Nevada corporation

BY: /s/ Richard Rosenblatt
   ------------------------
ITS: Senior Vice-President
    ----------------------

GENERAL PARTNER:
----------------

POSITIVE RESPONSE SEMINARS, INC.

BY: /s/
   -------------
ITS: Corporate Secretary
     -------------------

APPROVED AND AGREED TO THE EXTENT THIS AGREEMENT
IS EXPRESSLY APPLICABLE TO THE UNDERSIGNED:

POSITIVE RESPONSE TELEVISION, INC.

BY:/s/
   -------------------------------
ITS: Vice President Business Affairs
     -------------------------------

/s/ Richard Rosenblatt
----------------------
    Richard Rosenblatt

                         LIST OF EXHIBITS

Exhibit A     Business opportunity products, seminars and Internet workshops

Exhibit B     Additional Cash Contributions

Exhibit C     Projected Seminar Budget

Exhibit D     Example of applications of Excess Income Allocation procedure

                            EXHIBIT A

  Business opportunity products, seminars and Internet workshops


                         TO BE DETERMINED


                            EXHIBIT B

                  Additional Cash Contributions

                         TO BE DETERMINED


                                  EXHIBIT C

                             iMall Consulting, Inc.

                   Cost of Goods Sold Analysis - Per Attendee

                                                                  %
                                                                -----
Seminar Price:                Per Unit       $2,995.00           100%
                                             ---------

Direct Costs:
   Preview Crew Commissions                    $209.63
   Road Crew Commission                          78.00
   Road Crew Salary                              10.50
   Workshop Speaker Commissions                  71.05
   Service Bureau                               200.00
   Attendee Travel/Meals                        145.00
   Hotel/Banquet Room - Preview                  65.00
   Hotel/Banquet Room - Workshop                 85.29
   Manuals/Misc.                                 25.00
                                            ----------
TOTAL DIRECT COSTS:                            $889.49        29.70%
                                            ----------
CONTRIBUTION MARGIN:                         $2,105.51        70.30%
                                            ----------

NOTE 1: These costs are averages based on our Internet Seminar experience during 1996. We are continually trying to streamline processes and costs where possible.

NOTE 2: Per the agreement, we are not including any direct Advertising or O&A cost in these figures.


                                EXHIBIT D

                           EXAMPLE: ALLOCATION

If, for a given year:
--------------------
Partnership Net Income                                        $100,000

Gross Sales Income:

            Basic Product             $100,000     18.18%       18,182
            Deluxe Product              50,000      9.10%        9,090
            Internet + Seminar         200,000     36.36        36,364
            Internet w/out Seminar     200,000     36.36%       36,364
                                       -------                  ------
                                      $550,000                $100,000

STEP 2: Allocate income based on Partner Percentage.

                GENERAL     LIMITED     INCOME TO     GENERAL     LIMITED
                PARTNER     PARTNER     BE            PARTNER     PARTNER
                PERCENTAGE  PERCENTAGE  ALLOCATED     ALLOCATION  ALLOCATION
                ----------  ----------  ---------     ----------  ----------
Basic Produce      75%         25%      $ 18,182      $ 13,636     $ 4,546

Deluxe Product     50%         50%         9,090         4,545       4,545

Internet +
Seminar            25%         75%        36,364         9,091      27,273

Internet w/out
Seminar            50%         50%        36,364        18,182      18,182
                ---------   ----------  ---------      ----------  ----------
                45.45%      54.54%      $100,000       $45,454     $54,545

STEP 3: Compare percentages with minimum percentages which must be allocated; if percentage is less, apply 50.1% for General Partner and 49.9% for Limited Partner.

An allocation of 45.45% to the General Partner is less than the required minimum of 50.1%; therefore, the minimum applies, and the income is allocated as follows:

General Partner    50.1%     $ 50,100
Limited Partner    49.9%       49,900
                   -----     --------
                   100%      $100,000

Excess Income Allocation     $  4,646